EXHIBIT 23.3

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

         Pursuant to Rulle 428 under the Securiities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of American Residential Services, Inc. ("ARS") in the Prospectus constituting a part of ARS's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commision pursuant to the Act.

Dated:

                                                           /s/ GORDEN H. TIMMONS
                                                         Name: Gorden H. Timmons